United States
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    Form 8-K




Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported)   November 11, 2003
                                                   ------------------


Commission file number     1-11983



                           FPIC Insurance Group, Inc.
             (Exact name of registrant as specified in its charter)



         Florida                                          59-3359111
--------------------------------------------------------------------------------
(State or other jurisdiction of                (IRS Employer Identification No.)
 incorporation or organization)




225 Water Street, Suite 1400, Jacksonville, Florida            32202
--------------------------------------------------------------------------------
      (Address of principal executive offices)               (Zip Code)



                                 (904) 354-2482
              ----------------------------------------------------
              (Registrant's telephone number, including area code)



                                  www.fpic.com
             -----------------------------------------------------
                         (Registrant's Internet Address)

Item 7.  Financial Statements and Exhibits.
-------------------------------------------
        (c)      Exhibits

                 Exhibit Number      Description of Exhibits
                 --------------      -----------------------
                 99.1                FPIC Insurance Group, Inc. Press Release
                                     dated November 12, 2003


Item 9.  Regulation FD Disclosure.
----------------------------------
The following information, including exhibit, is furnished under Item 9, Regulation FD Disclosure.

FPIC Insurance Group, Inc. ("FPIC") has fully repaid and retired early its commercial bank credit facility. FPIC funded the payoff and early retirement with proceeds from three private placements of trust preferred securities and senior notes completed earlier this year, aggregating $45 million, together with approximately $5.5 million of internally generated funds at the holding company. FPIC and its subsidiaries are no longer subject to the credit facility's covenants and restrictions and will receive full release from liens on assets that served as collateral under the credit facility and from respective guarantee agreements.

Additional information regarding FPIC's payoff and early retirement of its commercial bank credit facility is provided in FPIC's press release dated November 12, 2003, attached hereto as Exhibit 99.1.

Signature
---------
Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        FPIC INSURANCE GROUP, INC.


Date:  November 12, 2003                By:  /s/ John R. Byers
                                           -------------------------------------
                                        John R. Byers
                                        President and Chief Executive Officer




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


                                  EXHIBIT INDEX



         Exhibit Number             Description of Exhibits
         --------------             -----------------------
         99.1                       FPIC Insurance Group, Inc. Press Release
                                    dated November 12, 2003





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